GREEN CENTURY

GREEN CENTURY BALANCED FUND

URGENT: YOUR RESPONSE IS CRITICAL

Dear Shareholder:

An important and time-sensitive matter pertaining to your investment in Green Century Balanced Fund requires your input. Our efforts to reach you by mail, email, and phone have been unsuccessful so far.

To secure your input, Broadridge Financial Solutions has been engaged by Green Century. Please call right away. You can call them toll-free at 1-866-705-9912 on any weekday between 9:00 a.m. to 10:00 p.m. Eastern Time.

It will take only a minute of your time to resolve this matter. We truly appreciate your investment.

Sincerely,

Green Century Funds

GC2026